UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2022

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On April 27, 2022, Accuray Incorporated (the “Company”) issued a press release announcing its financial results for the third quarter ended March 31, 2022. A copy of the Company’s press release dated April 27, 2022, titled “Accuray Reports Fiscal 2022 Third Quarter Financial Results” is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information (including the exhibit hereto) is being furnished under “Item 2.02 Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Executive Officer

On April 22, 2022, Joshua H. Levine, the Company’s Chief Executive Officer, informed the Board of Directors of the Company (the “Board”) of his intention to retire as Chief Executive Officer and as member of the Board effective June 30, 2022. In order to facilitate an orderly transition, the Board approved entering into a consulting agreement with Mr. Levine, effective as of July 1, 2022 (the “Levine Consulting Agreement”). Under the Levine Consulting Agreement, which has an initial term of twelve (12) months, Mr. Levine will provide certain transition and other services as requested by the Company in exchange for (i) a monthly retainer of $15,000; (ii) his fiscal year 2022 bonus under the Company’s Bonus Plan calculated based on actual Company performance and paid at the same time as other Company executives; (iii) reimbursement of the insurance premiums payable by him to retain group health coverage for him and his eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) during the term of the Levine Consulting Agreement; and (iv) continued vesting of his outstanding Company equity awards during the term of the Levine Consulting Agreement. In addition, the Levine Consulting Agreement provides that if the Consulting Agreement is terminated prior to its stated expiration date by the Company without cause in connection with a change in control of the Company, then Mr. Levine’s outstanding Company equity awards will immediately vest to the same extent such awards would have vested as of the stated expiration date of the Levine Consulting Agreement.

The foregoing description is qualified in its entirety by reference to the Levine Consulting Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the year ending June 30, 2022.

Mr. Levine’s retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of New Chief Executive Officer and Board Member

On April 25, 2022, the Board appointed Suzanne Winter, President of the Company, to succeed Mr. Levine as the Company’s Chief Executive Officer, effective as of July 1, 2022. In addition, the Board appointed Ms. Winter as a Class III director of the Company, effective as of April 27, 2022. Ms. Winter, age 59, has served as the Company’s President since July 1, 2021 and previously served as the Company’s Senior Vice President, Chief Commercial Officer since October 2019. Prior to joining the Company, Ms. Winter was Vice President, Americas at Medtronic plc, a medical device company, from June 2015 to October 2019, and General Manager, Detection and Guidance Solutions at General Electric Healthcare from March 2011 to June 2015. Prior to that, Ms. Winter served in various senior roles in worldwide sales, marketing and business development across a range of healthcare industry segments. Ms. Winter holds a B.S. with a specialization in chemistry from Saint Lawrence University and an M.B.A. from Harvard University Graduate School of Business.

In connection with Ms. Winter’s promotion, her executive employment agreement will be amended and restated (the “Amended and Restated Employment Agreement”), effective July 1, 2022. Pursuant to the Amended and Restated

Employment Agreement, Ms. Winter’s annual base salary will increase from $540,000 to $650,000 and Ms. Winter’s annual target bonus percentage will increase from 90% to 100% of her annual base salary, calculated in accordance with the Company’s Bonus Plan. The Amended and Restated Employment Agreement also provides for the following equity compensation to Ms. Winter in connection with her appointment to the Chief Executive Officer role: (i) a restricted stock unit grant (the “Winter RSU Award”) for that number of restricted stock units (“RSUs”) equal to $250,000 divided by the fair market value of one share of the Company’s common stock on the grant date and (ii) an option (the “Winter Option Award”) to purchase that number of shares of the Company’s common stock determined in accordance with a Black-Scholes valuation calculated by the Company with a grant date fair market value of $250,000. One third (1/3rd) of the RSUs subject to the Winter RSU Award shall vest on the first anniversary of the award’s grant date and an additional one third (1/3rd) of the RSUs shall vest on each of the second and third anniversaries of the grant date, subject to Ms. Winter’s continued service through each applicable vesting date. Twenty-five percent of the shares of the Company’s common stock subject to the Winter Option Award will vest on the first anniversary of the award’s grant date and an additional 1/48th of the aggregate number of shares subject to the Winter Option Award will vest each month thereafter, subject to Mr. Winter’s continued service through each applicable vesting date.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Employment Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the year ending June 30, 2022.

Ms. Winter has no family relationships or related party transactions with the Company that would require disclosure under Items 401(d) and 404(a) of Regulation S-K in connection with her appointment.

Appointment of Chief Financial Officer

On April 25, 2022, the Board approved the appointment of Ali Pervaiz, age 42, to Senior Vice President, Chief Financial Officer, and as principal financial officer and principal accounting officer of the Company, effective as of May 9, 2022.

Mr. Pervaiz has served as the Company’s Vice President, Global Commercial Operations since August 2020. Prior to joining the Company, Mr. Pervaiz was with General Electric Healthcare (“GE Healthcare”), a global medical technology, pharmaceutical diagnostics, and digital solutions innovator and subsidiary of General Electric Company, for over 15 years in senior financial and operating leadership roles, most recently as Executive – Margin Growth PMO Leader focused on Margin Expansion for the Global Imaging business from September 2018 to January 2020 and Executive – Advance Leader focused on Commercial Strategy & Finance Transformation from January 2017 to September 2018. During his tenure at GE Healthcare, Mr. Pervaiz, who was selected for and graduated from the Corporate Audit Staff program, also previously held business unit Chief Financial officer roles at GE Healthcare for the US Commercial Diagnostic Imaging Equipment and US Commercial Life Support Solutions businesses. Mr. Pervaiz received an M.B.A. from the University of Chicago Booth School of Business with focus on finance and operations, an M.S. in healthcare technologies management from the Medical College of Wisconsin and a B.S. from Marquette University.

In connection with Mr. Pervaiz’s appointment as Senior Vice President, Chief Financial Officer, the Company will enter into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Pervaiz, effective May 9, 2022. The Employment Agreement provides for an annual base salary of $415,000 as well as for other customary benefits. Mr. Pervaiz is also eligible for an annual cash incentive bonus under to the Company’s Bonus Plan, with the target amount of such bonus set at 70% of Mr. Pervaiz’s annual base salary, calculated in accordance with the Company’s Bonus Plan. The Employment Agreement also provides for the following equity compensation to Mr. Pervaiz in connection with his appointment to the Chief Financial Officer role: (i) a restricted stock unit grant (the “Pervaiz RSU Award”) for that number of RSUs equal to $50,000 divided by the fair market value of one share of the Company’s common stock on the grant date and (ii) an option (the “Pervaiz Option Award”) to purchase that number of shares of the Company’s common stock determined in accordance with a Black-Scholes valuation calculated by the Company with a grant date fair market value of $50,000. One third (1/3rd) of the RSUs subject to the Pervaiz RSU Award shall vest on the first anniversary of the award’s grant date and an additional one third (1/3rd) of the RSUs shall vest on each of the second and third anniversaries of the grant date, subject to Mr.

Pervaiz’s continued service through each applicable vesting date. Twenty-five percent of the shares of the Company’s common stock subject to the Pervaiz Option Award will vest on the first anniversary of the award’s grant date and an additional 1/48th of the aggregate number of shares subject to the Pervaiz Option Award will vest each month thereafter, subject to Mr. Pervaiz’s continued service through each applicable vesting date.

Mr. Pervaiz is entitled under the Employment Agreement to severance benefits in the event his employment is terminated by the Company without cause or Mr. Pervaiz resigns for good reason, including (i) a lump sum payment equal to twelve (12) months of Mr. Pervaiz’s base salary; (ii) a prorated portion of his target bonus for the fiscal year in which his employment terminates; (iii) reimbursement of the insurance premiums payable by Mr. Pervaiz to retain group health coverage as of the termination date for him and his eligible dependents under COBRA for twelve (12) months; (iv) payment for outplacement services; and (v) other customary benefits. In the event of Mr. Pervaiz’s termination of employment due to his death or incapacity, the Employment Agreement provides for six (6) months of accelerated vesting of all of Mr. Pervaiz’s then-outstanding equity awards.

In the event that Mr. Pervaiz is terminated without cause or resigns for good reason three months prior to or within eighteen months following a change in control of the Company, the Employment Agreement provides that Mr. Pervaiz will be entitled to enhanced severance benefits, including (i) a lump sum payment equal to twenty four (24) months of Mr. Pervaiz’s base salary; (ii) 200% of Mr. Pervaiz’s target bonus for the fiscal year in which such change in control occurs (but no less than 200% of the target bonus for Mr. Pervaiz in effect for the fiscal year immediately before the change in control if the change in control occurs within the first 3 months of the fiscal year); (iii) reimbursement of the insurance premiums payable by Mr. Pervaiz to retain group health coverage as of the termination date for him and his eligible dependents under COBRA for twelve (12) months; (iv) with respect to each of the first twelve (12) months following the termination date, a taxable monthly payment (which may be used for any purpose) equal to the amount of COBRA reimbursement Mr. Pervaiz actually receives for such month; (v) payment for outplacement services; (vi) the full acceleration of all of Mr. Pervaiz’s then-outstanding equity awards; and (vii) other customary benefits (the “Double Trigger Severance Benefits”). The Double Trigger Severance Benefits will be in lieu of any severance benefits Mr. Pervaiz would otherwise be entitled to receive as a result of the termination of his employment by the Company without cause or Mr. Pervaiz’s resignation for good reason independent of a change in control.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the year ending June 30, 2022.

Mr. Pervaiz has no family relationships or related party transactions with the Company that would require disclosure under Items 401(d) and 404(a) of Regulation S-K in connection with his appointment.

Interim Chief Financial Officer Retention Letter

On April 27, 2022, the Company entered into a letter agreement with Brandy Green, the Company’s Vice President, Controller and Interim Chief Financial Officer (the “Retention Letter”). Pursuant to the Retention Letter, Ms. Green will be eligible to receive (i) continuation of her Interim Chief Financial Officer base salary and target bonus percentage through September 1, 2022; (ii) a cash retention bonus of $50,000, less applicable taxes and withholdings, if she remains an employee in good standing through the filing date of the Company’s Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal quarter ending March 31, 2022; and (iii) a cash retention bonus of $100,000, less applicable taxes and withholdings, if she remains an employee in good standing through the filing date of the Company’s Annual Report on Form 10-K with the SEC for the fiscal year ending June 30, 2022. The Retention Letter also provides that if the Company terminates Ms. Green’s employment without cause prior to September 1, 2022, Ms. Green will be eligible to receive (i) the cash retention bonuses described above; (ii) her fiscal year 2022 bonus under the Company’s Bonus Plan calculated based on actual Company performance and paid at the same time as other Company executives; and (iii) continued vesting of her then-outstanding Company equity awards through September 1, 2022.

In addition, the Retention Letter provides that if Ms. Green remains an employee in good standing through September 1, 2022 and elects to resign as an employee at that time, then, effective as of September 2, 2022, the Company will execute a consulting agreement with Ms. Green (the “Green Consulting Agreement”). Under the

Green Consulting Agreement, in exchange for providing certain transition and other services to the Company through December 31, 2022, Ms. Green will receive continued vesting of her then-outstanding Company equity awards during the term of the Green Consulting Agreement.

The foregoing description is qualified in its entirety by reference to the Retention Letter, which will be filed with the Company’s Annual Report on Form 10-K for the year ending June 30, 2022, and the Green Consulting Agreement, which, if executed, will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

Item 7.01.	Regulation FD.

Press Release

On April 27, 2022, the Company issued a press release announcing Mr. Levine’s retirement and Ms. Winter and Mr. Pervaiz’s appointments. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Management Presentation

Spokespersons of the Company plan to present the information in the presentation attached hereto as Exhibit 99.3 to analysts and investors from time to time on or after April 27, 2022. The presentation will be available on the Company’s Investor Relations website at: http://investors.accuray.com.

The furnishing of the attached presentation is not an admission as to the materiality of any information therein. The information contained in the presentation is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the SEC and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report. For important information about forward looking statements, see the slide titled “Forward-Looking Statements” in Exhibit 99.3 attached hereto.

The information set forth under Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 disclosure, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 27, 2022, titled “Accuray Reports Fiscal 2022 Third Quarter Financial Results”

99.2	Press Release dated April 27, 2022, titled “Accuray Announces Suzanne Winter, President, Promoted to President and CEO; Joshua Levine Will Retire as CEO and Board Member”

99.3	Accuray Q3’FY22 Earnings Call Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: April 27, 2022	By:	/s/ Jesse Chew
Jesse Chew
Senior Vice President & General Counsel